Exhibit 99.1
Portola Pharmaceuticals Reports Fourth Quarter and Full-Year 2019 Financial Results
and Provides Corporate Update
– Full-Year 2019 Andexxa®/Ondexxya® Net Product Revenues of $111.5 Million –
– Ended 2019 with $466.2 Million in Cash, Cash Equivalents and Investments –
South San Francisco, Calif., (February 26th, 2020) – Portola Pharmaceuticals, Inc.® (Nasdaq: PTLA) today reported financial results for the fourth quarter and full year ended December 31, 2019.
“2019 was a year of significant accomplishments for Portola with the launch of our Gen 2 formulation of Andexxa in the United States and the approval and launch of Ondexxya in Europe. In 2020 we have several catalysts that we expect to drive further adoption and growth worldwide,” said Scott Garland, Portola’s president and chief executive officer. “This includes the presentation of new clinical data, enhanced education and support related to reimbursement, the initiation of our urgent surgery study, and continued execution of the Ondexxya launch in Europe. Combined with the robust growth in the Factor Xa inhibitor market and our other strategic initiatives, we are confident that Andexxa has significant long-term growth potential.”
Quarter Ending December 31, 2019, and Full-Year 2019 Financial Results

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Total global revenues for the fourth quarter of 2019 were $29.2 million compared with $15.3 million for the fourth quarter of 2018. This includes $28.4 million in net product revenues from sales of Andexxa/Ondexxya [coagulation factor Xa (recombinant), inactivated-zhzo], and $0.9 million in collaboration and license revenues. Total global revenues for the full year 2019 were $116.6 million compared with $40.1 million for the full year 2018. This includes $111.5 million in net product revenues from sales of Andexxa/Ondexxya, and $5.0 million in collaboration and license revenues.

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Net loss attributable to Portola was $96.7 million, or $1.24 net loss per share for the fourth quarter of 2019, compared with a net loss of $88.5 million, or $1.34 net loss per share, for the same period in 2018. Net loss attributable to Portola was $290.7 million, or $4.06 net loss per share for the full year 2019, compared with a net loss of $350.2 million, or $5.31 net loss per share, for the full year 2018. This includes the effect of a $27.5 million charge taken in the fourth quarter of 2019 for Bevyxxa inventory and manufacturing related to the decision to discontinue the commercialization of Bevyxxa, and a $3.2 million impairment charge taken in the second quarter of 2019 related to the discontinuation of our SRX program.

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Non-GAAP net loss for the fourth quarter of 2019 was $58.3 million, or a non-GAAP basic and diluted loss per share of $0.75. For the full year 2019, non-GAAP net loss was $198.2 million, or a non-GAAP basic and diluted loss per share of $2.77. Non-GAAP net loss and loss per share have been adjusted to exclude the Bevyxxa inventory and manufacturing charge and an impairment charge as well as stock-based compensation expenses. Please see the reconciliation of GAAP to non-GAAP financial measures at the end of this release for more details.

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Total operating expenses for the fourth quarter of 2019 were $119.4 million compared with $102.5 million for the same period in 2018. Total operating expenses for the full year 2019 were $387.9 million, compared with $385.5 million for the full year 2018.

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Non-GAAP total operating expenses, which excludes the Bevyxxa inventory and manufacturing charge and impairment charge as well as stock based compensation expenses, were $81.1 million for the fourth quarter of 2019, and $295.5 million for the full year 2019. Please see the reconciliation of GAAP to non-GAAP financial measures table at the end of this release for more details.

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Research and development (R&D) expenses were $29.9 million for the fourth quarter of 2019 compared with $49.5 million for the fourth quarter of 2018. R&D expenses for the full year 2019 were $124.6 million, compared with $216.2 million for the full year 2018. The decrease in both periods is primarily due to the manufacturing costs for Andexxa Gen 2 being capitalized and no longer flowing through R&D.

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Selling, general and administrative (SG&A) expenses for the fourth quarter 2019 were $60.0 million compared with $40.6 million for the fourth quarter of 2018. SG&A expenses for the full year 2019 were $218.9 million compared with $151.2 million for the full year 2018. The increase in both periods is due to commercial costs to support the launch of Andexxa, including the expansion of the field sales teams and support for the launch of Ondexxya in Europe.

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Cost of sales (COS) for the fourth quarter of 2019 was $29.6 million compared to $12.4 million for the same period in 2018. COS for the full year 2019 was $44.4 million compared with $18.1 million for the full year 2018. The increase in both periods is due to a charge for Bevyxxa inventory and manufacturing as the Company winds down that program.

•	Please see the GAAP to non-GAAP reconciliation table at the end of this release for a detailed breakdown.
Cash, Cash Equivalents and Investments:

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Cash, cash equivalents and investments at December 31, 2019, totaled $466.2 million, compared with $317.0 million as of December 31, 2018. During the fourth quarter, the Company drew down the remaining $62.5 million available under its $125.0 million loan agreement with HealthCare Royalty Partners (HCR) and investment funds manager Athyrium Capital Management, LP.

2020 Annual Financial Guidance
For the fiscal year 2020, Portola expects total R&D expenses to be between $105 million and $120 million, including stock-based compensation expenses of approximately $14 million. Portola expects total SG&A expenses to be between $235 million and $250 million, including stock-based compensation expenses of approximately $38 million.
Recent Achievements and Events

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Completed an internal restructuring to align resources to drive Andexxa growth including the discontinuation of commercialization and partnering efforts for Bevyxxa. In addition, the Company has decided not to initiate the CELTIC-1 trial for the SYK/JAK inhibitor cerdulatinib until a partner is identified.

•	Initiated the single-arm urgent surgery study for Andexxa, ANNEXA-S.

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Andexxa was highlighted as a first-line Factor Xa reversal option by the American College of Emergency Physicians in recommendations published in the Annals of Emergency Medicine, bringing the total number of guideline inclusions to 19.

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Presented multiple abstracts related to cerdulatinib at the American Society of Hematology 2019 Annual Meeting in December. The data demonstrated good tolerability and clinical response in patients with relapsed/refractory peripheral T-cell lymphoma (PTCL) and cutaneous T-cell lymphoma (CTCL), including a 52% overall response rate in patients with angioimmunoblastic T-cell lymphoma (AITL), and a 76% overall response rate in patients with follicular lymphoma treated with cerdulatinib in combination with rituximab.

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Appointed 20-year industry veteran Rajiv Patni, M.D., as executive vice president and chief medical officer, with responsibility for leading Clinical Development, Clinical Operations, Medical Affairs, Regulatory Affairs, Biometrics, Pharmacovigilance and Project Management.

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Launched a partnership with the American Heart Association® supporting its hospital-focused quality improvement initiative for enhanced awareness and understanding of best care practices for hemorrhagic stroke.

Planned Upcoming Milestones

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Present and publish clinical, research and HEOR studies supporting the adoption of Andexxa at medical meetings and in peer-reviewed journals throughout the year, starting with the presentation of three abstracts at the American College of Cardiology 2020 Annual Meeting in March.

•	Secure reimbursement coverage in the United Kingdom (early 2H 2020), Germany (2H 2020) and other Wave 1 European countries.

•	Continue launch of Ondexxya into Wave 2 countries in Europe, which include the additional EU5 countries of France, Spain, and Italy.

Conference Call Details
Portola will host a conference call today, Wednesday, February 26, 2020, at 4:30 p.m. ET, during which time management will discuss the fourth quarter and full-year 2019 financial results, updates on the U.S. and European launches of Andexxa/Ondexxya, and its operations. The live call can be accessed by phone by calling (844) 452-6828 from the United States and Canada or 1 (765) 507-2588 internationally and using the passcode 6192918. The webcast can be accessed live on the Investor Relations section of the Company’s website at http://investors.portola.com. It will be archived for 30 days following the call.
Use of Non-GAAP Financial Measures
This press release and the reconciliation table included herein include non-GAAP R&D expenses. The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the company’s financial condition and results of operations. When viewed in conjunction with GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those that the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Information.”
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Product revenue, net	$28,375	$14,070	$111,644	$24,117
Collaboration and license revenue	873	1,228	4,996	16,013
Total revenues	29,248	15,298	116,640	40,130
Operating expenses:
Cost of sales	29,553	12,401	44,378	18,081
Research and development	29,858	49,461	124,627	216,205
Selling, general and administrative	59,980	40,617	218,919	151,164
Total operating expenses	119,391	102,479	387,924	385,450
Loss from operations	(90,143)	(87,181)	(271,284)	(345,320)
Interest and other income, net	1,740	4,393	9,698	13,516
Interest expense	(8,273)	(6,098)	(31,290)	(18,740)
Net loss	(96,676)	(88,886)	(292,876)	(350,544)
Net loss attributable to noncontrolling interest	—	338	2,213	321
Net loss attributable to Portola	$(96,676)	$(88,548)	$(290,663)	$(350,223)
Net loss per share attributable to Portola common stockholders:
Basic and diluted	$(1.24)	$(1.34)	$(4.06)	$(5.31)
Shares used to compute net loss per share attributable to Portola common stockholders:
Basic and diluted	77,870,113	66,497,034	71,555,220	66,017,330

Unaudited Condensed Consolidated Balance Sheet Data
(In thousands)

	December 31, 2019	December 31, 2018
	(Unaudited)
Cash, cash equivalents and investments	$466,244	$316,964
Trade and other receivables, net	13,547	5,849
Unbilled - collaboration and license revenue	3,783	9,880
Inventories	4,101	7,873
Property and equipment, net	4,264	5,236
Intangible assets	—	7,279
Other assets	86,543	33,338
Total assets	578,483	386,419
Total current liabilities	102,418	69,005
Long-term liabilities	346,240	226,847
Total stockholders’ equity	129,825	90,567
Total liabilities and stockholders’ equity	578,483	386,419
PORTOLA PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(In thousands, except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of cost of sales:
GAAP cost of sales	$29,553	$12,401	$44,378	$18,081
Gen1 transition	—	(10,311)	(3,949)	(10,311)
Bevyxxa impairment	(27,451)	—	(27,451)	—
Non-GAAP cost of sales	$2,102	$2,090	$12,978	$7,770

Reconciliation of research and development:
GAAP research and development	$29,858	$49,461	$124,627	$216,205
Stock-based compensation expense	(1,903)	(13,543)	(19,340)	(27,694)
SRX intangible impairment	—	—	(3,151)	—
Equity valuation to manufacturer	—	(9,201)	(5,824)	(9,201)
Non-GAAP research and development expenses	$27,955	$26,717	$96,312	$179,310

Reconciliation of selling, general and administrative expenses:
GAAP selling, general and administrative expenses	$59,980	$40,617	$218,919	$151,164
Stock-based compensation expense	(8,979)	(7,276)	(32,735)	(28,712)
Non-GAAP selling, general and administrative expenses	$51,001	$33,341	$186,184	$122,452

Reconciliation of total operating expenses:
GAAP total operating expenses	$119,391	$102,479	$387,924	$385,450
Gen1 transition	—	(10,311)	(3,949)	(10,311)
Bevyxxa impairment	(27,451)	—	(27,451)	—

Stock-based compensation expense	(10,882)	(20,819)	(52,075)	(56,406)
SRX intangible impairment	—	—	(3,151)	—
Equity valuation to manufacturer	—	(9,201)	(5,824)	(9,201)
Non-GAAP total operating expenses	$81,058	$62,148	$295,474	$309,532

Reconciliation of net loss attributable to Portola:
GAAP net loss attributable to Portola shareholders	$(96,676)	$(88,548)	$(290,663)	$(350,223)
Gen1 transition	—	10,311	3,949	10,311
Bevyxxa impairment	27,451	—	27,451	—
Stock-based compensation expense	10,882	20,819	52,075	56,406
SRX intangible impairment	—	—	3,151	—
Equity valuation to manufacturer	—	9,201	5,824	9,201
Non-GAAP net loss attributable to Portola shareholders	$(58,343)	$(48,217)	$(198,213)	$(274,305)

Reconciliation of diluted net loss per share:
GAAP net loss per share	$(1.24)	$(1.34)	$(4.06)	$(5.31)
Gen1 transition	—	0.16	0.06	0.16
Bevyxxa impairment	0.35	—	0.38	—
Stock-based compensation expense	0.14	0.31	0.73	0.85
SRX intangible impairment	—	—	0.04	—
Equity valuation to manufacturer	—	0.14	0.08	0.14
Non-GAAP net loss per share	$(0.75)	$(0.73)	$(2.77)	$(4.16)

Shares used to compute loss per share	77,870,113	66,497,034	71,555,220	66,017,330

Non-GAAP adjustment summary:
Cost of sales	$(27,451)	$(10,311)	$(31,400)	$(10,311)
Research and development	(1,903)	(22,744)	(28,315)	(36,895)
Selling, general and administrative expenses	(8,979)	(7,276)	(32,735)	(28,712)
Total non-GAAP adjustments	$(38,333)	$(40,331)	$(92,450)	$(75,918)
About Portola Pharmaceuticals, Inc.
Portola Pharmaceuticals is a global, commercial-stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics that could significantly advance the fields of thrombosis and other hematologic conditions. The Company's first two commercialized products are Andexxa [coagulation factor Xa (recombinant), inactivated-zhzo], marketed in Europe as Ondexxya (andexanet alfa), and Bevyxxa (betrixaban). The company also is advancing cerdulatinib, a SYK/JAK inhibitor being developed for the treatment of hematologic cancers. Founded in 2003 in South San Francisco, California, Portola has operations in the United States and Europe.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding our Andexxa program, including our intention to present new clinical data enhanced education and support related to reimbursement, the initiation of our urgent surgery study, and continued execution of the Ondexxya launch in Europe; statements regarding our expected financial performance, including our 2020 financial guidance, and other objectives described under the caption “Planned and Upcoming Milestones.” Risks that contribute to the uncertain nature of the forward-looking statements include: the risk that physicians, patients and payers may not see the benefits of utilizing Andexxa for the indications which it is approved; we do not receive favorable pricing reimbursement in the

United Kingdom and Germany and other EU countries; our ability to continue to manufacture our products and to expand approved manufacturing facilities; the possibility of unfavorable results from additional clinical trials involving Andexxa; our clinical trials may take longer and be more costly than anticipated; our ability to grow our commercial operations in the EU and generate product revenue within projected timelines and budget; the risk that we may not obtain additional regulatory approvals necessary to expand approved indications for Andexxa; our expectation that we will incur losses for the foreseeable future and will need additional funds to finance our operations; the accuracy of our estimates regarding expenses and capital requirements; our ability to successfully build a hospital-based sales force and commercial infrastructure; our ability to obtain and maintain intellectual property protection for our product candidates; and our ability to retain key scientific or management personnel. These and other risks and uncertainties are described more fully in our most recent filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Investor Contact:	Media Contact:
Jennifer Zibuda	Emily Faucette
Portola Pharmaceuticals	Portola Pharmaceuticals
IR@portola.com	Media@portola.com